UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                              _______________

                                 FORM 8-K

                             CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported)
                        May 26, 2006 (May 25, 2006)
                              _______________

                     DIALYSIS CORPORATION OF AMERICA
         (Exact name of registrant as specified in its charter)

         Florida                      0-8527                59-1757642
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)         Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                 21090
  (Address of principal executive offices)                  (Zip Code)

     Registrant's telephone number, including area code: (410) 694-0500

                              _______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     The Company's majority owned subsidiary, DCA of Vineland, LLC (the "LLC"), entered into a Debt Modification Agreement on May 25, 2006 (the "Agreement") with Mercantile Eastern Shore Bank (successor in merger to St. Michaels Bank) (the "Bank") to (i) extend the term of its loan, originally $700,000 now approximately $574,000, from December 7, 2007 to May 2, 2026, subject to review by the Bank every five years; and (ii) to modify the interest from prime plus 1% to the Bank's prime rate (floating). The Company had guaranteed the original loan of the LLC and entered into a Notice and Consent to Modification by Guarantor with the Bank. The loan to the LLC had been and continues to be secured by the Company's property in Easton, Maryland.


Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

         (99) Additional Exhibits

              99.1 Debt Modification Agreement by DCA of Vineland, LLC dated
                   May 25, 2006.

              99.2 Notice and Consent To Modification By Guarantor [the
                   Company] dated May 25, 2006.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Daniel R. Ouzts
                                       By------------------------------------
                                          DANIEL R. OUZTS
                                          Vice President, Finance, Chief
                                          Financial Officer, Chief Accounting
                                          Officer and Treasurer

Dated:  May 26, 2006

                             EXHIBIT INDEX


     99.1 Debt Modification Agreement by DCA of Vineland, LLC dated May 25,
          2006.

     99.2 Notice and Consent To Modification By Guarantor [the Company] dated May 25, 2006.